10f-3 REPORT

             Smith Barney Massachusetts Municipals Fund Inc.


                    March 1, 2004 through May 31, 2004

                     Trade                                      % of
Issuer               Date    Selling Dealer    Amount   Price   Issue(1)

Puerto Rico        4/8/2004  Merrill Lynch  $2,000,000 $102.891  0.49%
Commonwealth
Highway Transportation
5.000% due 7/1/2034




(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the offering.